Exhibit 23
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated March 4, 2010 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Ladish Co., Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Ladish Co., Inc. on Form S-8 (File No. 333-53889, effective May 29, 1998).
GRANT THORNTON LLP
Milwaukee, Wisconsin
March 4, 2010